EXHIBIT 10.33

Sale of Business Agreement, dated September 29, 2000, between Anglo Operations Limited and High Mast Properties 18 Limited and Astec Industries, Inc. for the purchase of the materials handling and processing products division of the Boart-Longyear Division of Anglo Operations Limited.

SALE OF BUSINESS AGREEMENT

between:

ANGLO OPERATIONS LIMITED

(Osborn MMD division)

(Registration No: 01/06730/06)

(the "Seller")

and

HIGH MAST PROPERTIES 18 (PROPRIETARY) LIMITED

(Registration No: 2000/015019/07)

(the "Purchaser")

and

ASTEC INDUSTRIES, INC.

(a Tennessee corporation)

("Astec")

Introduction

The seller carries on the business of manufacturing and distributing a range of bulk materials handling and processing equipment and plant for the mining, construction and allied industries, with the emphasis on crushing, screening, feeding, milling and conveying equipment and turnkey plant, as a going concern and as a separate division under the name and style "Osborn MMD" ("the business").

Upon and subject to the terms and conditions of this agreement, the purchaser wishes to purchase, and the seller wishes to sell, the business as a going concern on the basis that:

1.2.1 notwithstanding the date of signature of this agreement by the party last to sign ("signature date"), the sale will take effect on and be with effect from 23h59 South African time on 29 September 2000 ("the effective date");

1.2.2 the purchaser will acquire all of the assets of the seller used in the conduct of the business including but not limited to:

the plant, machinery, equipment and motor vehicles of the business listed in the document data pack, headed Depreciation Report - Summary by Assets type 31/07/00 initialed by the parties for identification purposes ("the data pack") ("the equipment");

the furniture and fittings utilized in the conduct of the business listed in the data pack ("the furniture and fittings");

the immovable properties listed in annexure A ("the immovable properties");

the inventory of the business as at the effective date being raw materials, finished goods, work in progress, consumable spares, packaging and goods in transit (being inventory purchased by the seller prior to the effective date but not yet delivered by that date) ("the inventory");

all the trade debtors/receivables of the business at the effective date as reflected in the effective date certificate (as defined in 6.4 w) ("the receivables");

the whole of the goodwill of the seller in the business as at the effective date, including its trade connections, trade secrets, confidential information and other intangible assets listed in annexure B used in connection with the operation of the business and its rights to the names "Osborn" and "Hadfields"("the goodwill");

prepayments and deposits made by the seller in relation to the business as at the effective date and in the ordinary cause of business ("the prepayments and deposits"), collectively "the assets");

1.2.3 the seller will cede and assign to the purchaser all the seller's rights, title,

interests and Obligations in and to all contracts of whatsoever nature in respect of the business to which the seller shall, at the effective date, be a party, including without limitation all leases and suspensive sale agreements but excluding employment contracts with employees of the seller and contracts in respect of the excluded assets and the excluded liabilities ("the contracts")

1.2.4 the purchaser will assume all the trade and non trade payables/liabilities of the business or the seller in respect of the business at the effective date including, without limitation, any liability in respect of leave pay, outstanding unpresented cheques as at the effective date and provisions made for claims under product warranties, as reflected in the effective date certificate (as defined in 6.4 below) ("the assumed liabilities") but excluding the following liabilities ("the excluded liabilities"):

the liability of the seller to pay any post retirement medical benefits to pensioners of the business at the effective date;

any amount owing by the seller to the Boart Longyear Corporate division of the seller in respect of the business; and any liability in respect of taxation which relates to any period prior to the effective date. "Taxation" means normal corporate tax attributable to any income or profits earned by the business during this period any liability in respect of taxation which relates to any period prior to the effective date. "Taxation" means normal corporate tax attributable to any income or profits earned by the business during this period;

any amount owing by the seller relating to the business in respect of any bank overdraft.

1.2.5 the sale excludes:

any amount owing to the seller by the Boart Longyear Corporate division of the seller in respect of the business; and

any credit bank balances and cash on hand as at the effective date;

any claims/credits in respect of taxation, whether current or deferred, if any;

retained earnings of the business as at the effective date; and

any provision made for bad and/or doubtful receivables,

(collectively referred to as "the excluded assets").

1.2.6 the sale herein recorded is subject to and conditional upon the fulfillment of the suspensive conditions in 2 below;

1.2.7 on the signature date all prior agreements, understandings and negotiations

(whether oral, written or otherwise), including without limitation, the matters dealt with in Part A of the letter of understanding between the parties dated 18 August 2000, concerning the proposed sale shall terminate, be of no further force or effect and shall not give rise to any claims of whatsoever nature between the parties and the sale shall be governed solely by the terms, conditions, warranties and provisions of this agreement;

1.2.8 the sale of the assets, the cession and assignment of the contracts and the assumption of the assumed liabilities constitute one indivisible transaction;

1.2.9 the closing date of the sale will be the later of 29 September 2000 or the date on which the last of the suspensive conditions in clause 2 below is met or waived ("the closing date").

Suspensive Conditions

This agreement (save for the provisions of this clause 2, and clauses 19, 20.4 and 23 by which the parties shall be bound from the signature date) is subject in its entirety to and conditional upon the fulfillment of the following suspensive conditions ("the suspensive conditions"):

2.1.1 the board of directors of the purchaser and Astec each passing a resolution unconditionally approving the sale set out in this agreement and the purchaser delivering a certified copy thereof to the seller on or before 2 October 2000;

2.1.2 the seller delivers to the purchaser on or before the signature date, a certified copy of a resolution of the board of directors of the seller authorizing executives of the seller to conclude this agreement on behalf of the seller;

2.1.3 the transaction envisaged in this agreement is, if applicable, approved in writing by the Competition Board or the authorities established in terms of the Competition Act 89 of 1999, as amended, on or before 30 November 2000 either unconditionally or subject to such conditions as the parties may accept and undertake in writing to comply with.

2.1.4 each of Philip Dring, Brian Easton, Alan Forthsythe, Cyril McKechnie, Roy Frampton and David Steele entering into written employment contracts with the purchaser on or before 2 October 2000;

2.1.5 the purchaser and Boart Longyear (Zimbabwe) Limited ("BLZ") concluding an addendum to the sublicence agreement between BLZ and the seller dated 24 January 1995 incorporating, as a minimum, the terms and conditions in annexure H, on terms and conditions acceptable to BLZ, the seller and the purchaser on or before 6 October 2000;

2.1.6 the Boart Longyear Pension Fund ("the BL Fund") obtaining unconditional written approval (or conditional approval, acceptable to the purchaser and the seller) from the Financial Services Board and other appropriate authorities to effect the transfers in clause 11.5 below on or before 15 December 2000.

The parties undertake to use their respective reasonable endeavours to procure the fulfillment of the suspensive conditions as soon as possible after the signature date and not to deliberately frustrate the fulfillment of the suspensive conditions.

If all of the suspensive conditions are not fulfilled or waived by the seller and the purchaser on or before the respective time periods in 2.1 above or by such later date as the parties may in writing agree to prior to such dates, this agreement shall lapse and have no further force or effect and the parties shall be restored as near as may be possible to the positions in which they would have been had this agreement not been entered into. No party shall have any claims against the other should this agreement lapse by reason of the non-fulfillment of any of the suspensive conditions save to the extent that a party may have breached any of the provisions of 2.2 above.

Each of the parties undertakes to use its best endeavours to procure that all the requisite regulatory approvals for the implementation of the sale in this agreement be secured, including, if necessary, the approval of the sale contemplated in this agreement by the relevant Competition Authorities, whose decision and any pre-emptive order made by them shall be binding on the parties, shall be carried into effect and shall not itself give rise to any claim for damages by any party against the other.

Sale and Assumption of Liabilities

The seller sells to the purchaser which purchases the business as a going concern,

which sale:

3.1.1 shall take effect on and be with effect from the effective date;

3.1.2 shall encompass the acquisition by the purchaser of the assets and the cession and assignments of the contracts;

3.1.3 shall encompass the assumption by the purchaser of the assumed liabilities.

Notwithstanding the signature date:

3.2.1 possession and effective control of the business shall be given to the purchaser on the closing date; and

3.2.2 ownership and risk in and benefit of the business shall pass to the purchaser on the effective date.

The purchaser shall be responsible for all the assumed liabilities and the purchaser undertakes to pay all the assumed liabilities on due date. The purchaser agrees to reimburse the seller in respect of any outstanding/unpresented cheques as at the effective date if and when such cheques are paid out of the sellers bank account. The purchaser indemnifies the seller against any and all claims which may be made against the seller arising out of or in connection with the assumed liabilities.

The purchaser will not assume the excluded liabilities and the seller undertakes to discharge all the excluded liabilities. The seller indemnifies the purchaser against any and all claims which may be made against the business or the purchaser arising out of or in connection with the excluded liabilities.

The Contracts

The seller and the purchaser undertake to use their best endeavours to procure that any other party ("third party") to the contracts shall consent, with effect from the effective date, to the assignment by the seller to the purchaser of all rights and obligations under the contracts.

To the extent that the seller and the purchaser:

4.2.1 obtain the consent of any third party as contemplated in 4.1 above, the seller shall be deemed to have assigned to the purchaser, who shall be deemed to have accepted, the assignment and delegation of all the seller's rights, title, interest and obligations in terms of the contracts with effect from the effective date;

4.2.2 are unable to obtain the consent of any third party for the purpose contemplated in 4.1 above, then the seller and the purchaser agree that, with effect from the effective date, they will procure, as between them, that the rights and obligations under any such contract shall be for the benefit and account of the purchaser and accordingly:

the purchaser shall be responsible for carrying out and completing any uncompleted work as subcontractor or sub-lessee to the seller on the basis that the profit and loss under such contract shall be for the purchaser's account;

any payment received by the seller arising out of such contracts where the right to receive such payment arises on and/or after the effective date shall be paid forthwith to the purchaser on receipt thereof; and

the purchaser shall be responsible for all payments to be made by the seller under such contracts, where the obligation to make such payment arises on and/or after the effective date.

The purchaser indemnifies the seller against all claims which may be made against the seller arising out of or in connection with the contracts, the cause of action in respect of which claims arose solely after the effective date.

The seller indemnifies the purchaser against all claims, other than claims arising out of or in connection with the assumed liabilities, which may be made against the purchaser arising out of or in connection with the contracts, the cause of action in respect of which claims arose solely before the effective date. The following terms shall apply to the aforementioned indemnity insofar as it relates to any product warranty claims:

4.4.1 the indemnity shall apply only to the extent that the product warranty claims exceed the provision made for product warranty claims in the effective date certificate;

4.4.2 the indemnity shall only apply to products manufactured and/or sold and services rendered before the effective date and for the periods specified in annexure 1; and

4.4.3 at the end of the period in 4.4.2(ii) above, the purchaser will pay the seller the unutilised portion of the provision.

4.5 As soon as possible after the effective date, the purchaser shall use its best endeavours to procure the release of the seller or its holding company or subsidiaries ("the sureties") from the guarantees, suretyships or indemnities given by the sureties detailed in annexure C (collectively "the guarantees") and the purchaser (or its holding company or Astec) shall tender its own guarantees if that is necessary to procure such release. To the extent that the purchaser may be unable to procure a release of the sureties the purchaser indemnifies the sureties against any claims that may be brought against the sureties in respect of the guarantees where such claims are in respect of the assumed liabilities and/or the contracts and where the cause of action of such claims arose on or after the effective date.

Delivery

On the closing date and provided payment of the purchase price has been made in terms of 7.1 below, the seller shall:

5.1.1 place the purchaser in possession, occupation and control of the business and the assets at the premises of the business;

5.1.2 deliver to the purchaser all documents, records, customer lists, contracts, and other documentation relating to the business which has not already been delivered to the purchaser.

Transfer and delivery of the immovable properties shall be effected in the manner set out in clause 12 below.

The parties shall sign such documents and do all such things as may be necessary or desirable to enable the assets of the business capable of registration to be registered in the name of the purchaser, at the purchaser's cost, and shall sign separate cessions and assignments for transfer of the contracts and goodwill as part of the sale, if so required by the purchaser.

The seller shall, from the signature date and up to and including the closing date, act with due and proper care and diligence in relation to its conduct of the business, and shall apply the same standard of care and expertise as it applied prior to the effective date. Without limiting the generality of the aforegoing the seller shall not take any steps or omit to take any step other than in the ordinary course of the conduct of the business, without the prior written consent of the purchaser.

Purchase Price

purchase price

The purchase price payable by the purchaser to the seller for the business shall be

R26,000,000.00 ("purchase price"), subject to such adjustment(s) as may be required to be made thereto in accordance with the provisions of clauses 6.2 - 6.9 ("the purchase price adjustments").

effective date adjustment

The purchase price shall be adjusted at the closing date as follows:

if the net operating assets of the business at the effective date are less than R35,598,000.00, the purchase price will be adjusted downward by the amount of the difference in the purchase price and 73% of the net operating assets of the business as at the effective date;*

if the net operating assets of the business as at the effective date exceed R35,598,000.00 the purchase price shall be increased by the amount of the excess.

For the purposes of determining and calculating "the net operating assets of the business at the effective date" and hence the adjustment, if any, to be made to the purchase price in terms of 6.2:

6.3.1 the equipment, the furniture and fittings and the immovable properties ("the fixed assets"), the inventory and the receivables shall be brought into account at their respective book values recorded in the effective date certificate (as defined below) in conformity with the principles, procedures, practices and methods used in the preparation of previous financial statements and accounts of the business; and

6.3.2 the assumed liabilities shall be brought into account in such valuation in the amount ascribed thereto in the effective date certificate (as defined below) in conformity with the principles, procedures, practices and methods used in the preparation of previous financial statements and accounts of the business, it being agreed that the amount by which the total value of the fixed assets, the inventory and the receivables exceeds the total value of the assumed liabilities shall comprise the net operating assets of the business at the effective date.

For the purposes of 6.3 above, the "effective date certificate" means accounts of the seller in respect of the business for the trading period 1 June 2000 to the effective date which accounts shall be prepared and certified by the seller's auditors, Deloitte & Touche ("D&T"), at the seller's cost, in conformity with generally accepted accounting principles, procedures, practices and methods as applied by the South African Institute of Chartered Accountants and, subject to the aforegoing, in conformity with the principles practices and methods used in the preparation of previous financial statements and accounts of the seller in respect of the business.

The net operating assets of the business as at the effective date and the adjustments in 6.2 shall be calculated in accordance with the provisions of 6.2, 6.3 and 6.4 by D&T, at the seller's cost, and upon such calculation being completed the amount of the net operating assets and the adjustments in 6.2 as so calculated and the closing date certificate shall be forwarded to the purchaser and Ernst & Young ("E&Y") for review within 30 (thirty) days of the effective date. The purchaser, in conjunction with E&Y, shall be entitled to review and verify the effective date certificate and the calculation of the net operating assets and should:

6.5.1 the purchaser confirm the correctness of the effective date certificate and the calculation and the amount of the net operating assets as at the effective date and the adjustments in 6.2, such calculation shall be final and binding on the seller and purchaser;

6.5.2 any dispute arise between the seller and the purchaser or D&T and E&Y, such dispute shall be resolved in accordance with the provisions of 21.13 below and the parties agree to be bound by a determination in accordance with 21.13 below.

31 December 2000 adjustment

The purchase price will be adjusted as at 31 December 2000 as follows:

6.6.1 the first R1,300,000.00 or part thereof of the net income before tax of the business shall be credited to the purchaser;

6.6.2 the second R1,300,000.00 or part thereof of the net income before tax of the business shall be credited to the seller;

6.6.3 where the net income before tax of the business exceeds R2,600,000.00,

four sevenths thereof shall be credited to the seller and the remaining three sevenths shall be credited to the purchaser.

For the purposes of clause 6.6, the "net income before tax of the business" shall mean the before tax profit of the business for the period 1 June 2000 to 31 December 2000 as reflected in the effective date certificate and the 31 December certificate. For the purpose of this agreement, the "31 December certificate" shall mean the accounts of the purchaser in respect of the business for the trading period 30 September 2000 to 31 December 2000 which accounts shall be prepared and certified by E&Y, at the purchaser's cost, in conformity with generally accepted accounting principles, procedures, practices and methods as applied by the South African Institute of Chartered Accountants and, subject to the aforegoing, in conformity with the principles, procedures, practises and methods used by the seller in the preparation of previous financial statements and accounts of the seller in respect of the business provided that in determining and calculating the net income before tax as aforesaid: (i) the costs of retrenchment for the period 1 June 2000 to 31 December 2000 shall not exceed R600,000.00; and (ii) the inventory will be determined and accounted for on the same basis and applying the same criteria as were applied by the seller as at 31 December 1999 and 30 May 2000; and (iii) any extraordinary bonuses, incentives or payments, paid to employees of the business for the period in question which are not consistent with the bonuses, incentives and payments to employees made by the seller for the same period in the previous year, shall be excluded.

The net income before tax of the business as at 31 December 2000 and the adjustments in 6.6 above shall be calculated in accordance with the provisions of 6.6 and 6.7 above by E&Y, at the purchaser's cost, and upon such calculation being completed, the amount of the net income before tax and adjustments in 6.6 above. as so calculated and the 31 December certificate shall be forwarded to the seller and D&T for review within 30 (thirty) days of 31 December 2000. The seller, in conjunction with D&T, shall be entitled to review and verify the 31 December certificate and calculation of the net income before tax of the business and the adjustment in terms of 6.6 and should:

6.8.1 the seller confirm the correctness of the 31 December certificate and the calculation and amount of the net income before tax of the business and the adjustments in 6.6 above, the calculation shall be final and binding on the purchaser and the seller;

6.8.2 any dispute arising between the purchaser and the seller or D&T and E&Y, such dispute shall be resolved in accordance with the provisions of 21.13 below and the parties agree to be bound by a determination in accordance with 21.13 below.

The purchase price adjustments as aforesaid shall be determined on or before

15 February 2001. The purchase price adjustments shall be set off against each other and shall be remitted and disbursed pursuant to 7.3 below. An example of the 31 December 2000 adjustment is set out in annexure D.

The parties agree that:

6.10.1 they shall use their respective best endeavors to procure that D&T and E&Y, as the case may be, complete the preparation of the accounts, calculations and reviews in terms of the aforegoing provisions of this clause as soon as possible after they are instructed to do so but in all events on or before 15 February 2001 for the purposes of this agreement;

6.10.2 they shall use their best endeavors to procure that they review and verify the accounts and calculations within 14 days after receipt of the same so that they are finalized on or before 15 February 2001.

allocation of purchase price

The parties agree that the purchase price shall be allocated as follows:

6.11.1 as to the receivables and the prepayments and deposits, their respective values as reflected in the closing date certificate;

6.11.2 as to the assumed liabilities, their value as reflected in the closing date certificate;

6.11.3 the balance of the purchase price shall be allocated as to the fixed assets

(comprising the equipment, the furniture and fittings and the immovable properties) and to the inventory only and such allocations shall be determined by E&Y, acting as experts and not as arbitrators and whose decision shall be final and binding on the parties.

Payment of the Purchase Price

The purchase price shall be paid by the purchaser in cash, free of exchange and without deduction on the effective date, as follows:

7.1.1 R5,200,000.00 ("the retained portion") to First National Bank Limited to be deposited in an interest bearing account in terms of clause 7.3 below ("escrow agent"). The purchaser shall against such payment provide the seller with a letter from the escrow agent in terms of which the escrow agent unconditionally agrees to release the retained portion pursuant to clause 7.3 below; and

7.1.2 the balance of the purchase price of R20,800,000.00 to the seller in terms of 7.4 below.

If the purchaser fails to pay the purchase price referred to in 7.1 above on due date, the purchase price shall bear interest until payment is made at the annual compounded monthly rate of 14%, calculated with effect from the closing date.

In regard to the retained portion, the seller and purchaser agree that:

7.3.1 the escrow agent shall hold the retained portion in escrow in an interest bearing account acceptable to the seller and purchaser and shall disburse the retained portion as provided below;

7.3.2 the fees and expenses of the escrow agent shall be borne and paid by the seller and the purchaser equally;

7.3.3 the retained portion shall be disbursed by the escrow agent on 15 February

2001 in the following manner:

the amount of any purchase price adjustment due to the purchaser shall be paid to the purchaser; and

the remainder of the retained portion shall be paid to the seller,

it being agreed that the interest earned on the retained portion shall be paid to the seller and/or the purchaser, as the case may be, pro rata based on the amount of the retained portion paid to the party concerned;

7.3.4 if the retained portion is insufficient to cover the purchase price adjustment, the difference shall be paid by the purchaser or the seller, as the case may be,

to the other party on 15 February 2001.

All payments to be made in terms of this agreement shall be paid free of exchange, set off and other deductions at the address of the parties recorded in 23.1.1 below by way of a bank guaranteed cheque, electronic transfer or other method mutually acceptable to the parties.

Inventory

On the effective date representatives of the parties shall conduct a physical count of the inventory located at any manufacturing facility, warehouse or other place of storage where the business is conducted.

In conducting the physical count of the inventory:

8.2.1 the representatives of the parties shall distinguish between current stock, work in progress, obsolete stock, project inventories, stock in transit and items of stock which are damaged or defective and stocks of raw materials, furnished goods and packaging material and shall be entitled to verify the same, it being recorded that damaged, unmerchantable and obsolete stock will be determined and accounted for on the same basis and applying the same criteria as were applied by the seller as at 31 December 1999 and 30 May 2000; and

8.2.2 all stock shall be valued at the lower of cost or net realizable value, it being agreed that work in progress shall be valued to include the actual cost of materials, labor and a proportionate share of production overhead expenditure, on the same basis and applying the same criteria as were applied by the seller as at 31 December 1999 and 30 May 2000.

Should any stock in trade not then be on hand but be in transit, the parties representatives shall prepare a schedule of all such stock in transit accompanied by copies of the orders under which such stock in transit was bought by the business.

After the stock has been physically counted and stock sheets have been written up and completed, the stock sheets shall be signed by the parties' representatives and once so signed shall be evidence of the quantities and values of the various classes of the inventory of the business. The parties shall calculate the value attributable to the stock in accordance with the provisions of this clause 8.

Should any dispute arise between the parties in relation to any matter set out in this clause 8, such dispute shall be determined in accordance with the provisions of clause 21 below.

For the purposes of clauses 8.2.1, 8.2.2 and 6.7, in the event of a dispute between the criteria as at 31 December 1999 and 30 May 2000, the former will prevail.

Notice in Terms of the Insolvency Act

It is recorded that the parties have agreed to dispense with the publication of the notices referred to in Section 34(1) of the Insolvency Act, No 2 of 1936, as amended.

Should any third party seek to attach or attach any of the assets pursuant to any claim which such third party may allege it has against the seller, the purchaser shall notify the seller in writing and the seller undertakes to take all steps necessary to release the assets from any attachment and return them to the purchaser within a reasonable time. Should the seller fail to do so, the purchaser may, at its election and without prejudice to any other remedies which it may have in terms of this agreement, discharge the liability owing to the third party concerned and to claim and recover any such amount(s) so paid from the seller.

Value Added Tax

The parties record and agree that:

10.1.1 the business is disposed of as a going concern on the basis that both the seller and the purchaser will, as at the effective date, be or deemed to be registered as vendors in terms of the provisions of the Value Added Tax Act, 1991, as amended ("the VAT Act");

10.1.2 the purchase price includes value added tax payable in terms of the VAT Act as a rate of 0% (zero percent) in accordance with the provisions of Section 11(l)(e) of the VAT Act;

10.1.3 the business is, as of the signature date, and will be, as of the effective date, an income earning enterprise and activity capable of separate operation;

10.1.4 all of the assets necessary to carry on an enterprise as envisaged in the VAT Act are disposed of by the seller to the purchaser in terms of this Agreement.

Should value added tax be or become payable on the purchase price at a rate different to the rate in 10.1.2, the purchase price shall ipso facto be deemed to have been increased by such an amount and the purchaser shall be liable to make payment to the seller of such increased amount against delivery to the purchaser of a value added tax invoice therefor.

The purchaser warrants that it shall on the effective date be deemed to be registered as a vendor in terms of the VAT Act. The seller warrants that it shall on the effective date be registered as a vendor in terms of the VAT Act.

Employees

It is agreed that Section 197(2) of the Labour Relations Act 1995 is applicable to the seller in terms of this agreement and that accordingly the employment of each employee of the seller employed in regard to the business will continue in force with the purchaser as the new employer.

The seller shall use reasonable endeavours to procure that each of its employees listed in annexure E ("the employees") enters into a fresh agreement of employment with the purchaser. The seller indemnifies the purchaser subject to a maximum of R200,000.00 for any claims brought against the purchaser arising out of the current CCMA disputes brought against the seller by C De Villiers and P. P Mhlongo prior to the effective date.

The seller warrants and undertakes that the employees of the seller employed in regard to the business are identified in annexure E.

The seller shall, in compliance with prevailing labour law, advise the entire workforce of the business of the transaction contemplated by this agreement, after the consultation with and after having obtained the approval of the purchaser as to the manner in which such advice shall be communicated, forthwith after the signature date.

It is agreed that all employees of the business belonging to the BL Fund as at the effective date will, subject to the rules of the BL Fund, be transferred to another pension, provident fund or similar fund offered by the purchaser. The transfer of funds will be the actuarial reserve value of the BL Fund, in respect of the employees (being no less than R43,585,724.00 as at 30 September 2000), plus the current asset value of additional voluntary contributions within the BL Fund, in respect of the portion applicable to the employees (being an amount of no less than R2,660,971.65 as at 30 September 2000), plus an amount of R16,000,000.00 representing surplus, that being a total of no less than R62,246,696.00. The purchaser indemnifies and holds the seller harmless against any and all claims from or obligation to pay, the employees in respect of any post retirement medical aid benefits.

Should the purchaser at any time after the closing date terminate the employment of any of the employees for any reason whatsoever, the purchaser hereby indemnifies and holds the seller harmless in respect of any claim of whatever nature and however arising which any such employee may have or assert against the seller and/or the purchaser, whether in respect of any period prior to the effective date or thereafter.

Transfer of the Immovable Properties

Transfer of the immovable properties will be undertaken by conveyancers appointed by the seller ("conveyancers").

The risk and profit and loss in respect of the immovable properties shall pass to the purchaser on the effective date and ownership of the immovable properties shall pass to the purchaser on registration of transfer of the immovable properties to the purchaser.

The purchaser shall pay the rates, taxes and other charges in relation to the immovable properties with effect from the effective date.

Occupation of the immovable properties shall be given to the purchaser on the closing date.

The purchaser shall be liable for the legal costs of and incidental to the transfer of the immovable properties to the purchaser, including any duties, if applicable, save for any costs relating to the cancellation of existing mortgage bonds over the immovable properties.

Transfer of the immovable properties -shall be given as soon as possible after the closing date. The parties shall, within 7 days of being called upon to do so by the conveyancers, sign all documents required to be signed, and furnish all documents required to be furnished, by the parties to enable transfer of the immovable properties to be given to the purchaser.

Receivables

The seller hereby cedes to the purchaser, who hereby accepts such cession, with effect from the effective date, all the seller's right, title and interest in and to the receivables and the purchaser shall collect, for its own account, the receivables.

In the event that any debtor of any receivable ceded in terms of 13.1 makes payment, in part or in full, of such debt to the seller after the effective date, the seller shall, within 7 (seven) days after receiving such payment pay the same to the purchaser in cash, free of the cost of the transfer of monies and without any deduction or set-off of whatsoever nature.

In the event of the purchaser not being able to collect any of the receivables in full within 120 (one hundred and twenty) days of the closing date, the purchaser shall be entitled, within a period of 60 (sixty) days thereafter, to notify the seller of the failure of the debtor(s) concerned and in such notice shall give details of the name of the debtor and. the amount not paid. Upon receipt of such notice, the seller shall purchase and take cession of the purchaser's claim against the debtor for the unpaid receivable(s) in an amount equal to 73% of the face value of the unpaid receivable(s) and the seller shall pay such amount to the purchaser within 14 (fourteen) days of such recession.

All payments received in respect of any receivables shall be allocated to the oldest debt due to the business by the debtor in question unless the debtor concerned otherwise nominates, other than at the request of the purchaser. The purchaser undertakes to use its best endeavours to collect the receivables.

Warranties

The following warranties are, unless otherwise stated in respect of any warranty, (in which case the specified period shall apply), given as at the effective date. The seller warrants to the purchaser that except as disclosed in annexure F and the documents referred to in annexure F which were made available to the purchaser:

14.1.1 Assets

14.1.1.1 the seller owns the assets and has good and marketable title thereto, and except for agreements entered into in the ordinary course of business, no other person has any rights to or in respect of the assets;

14.1.1.2 the purchaser shall be entitled to have the same use and enjoyment of the assets as that which the seller had prior to the effective date of this agreement;

14.1.1.3 the seller is unaware of any material defects in the assets or any material facts or material circumstances which may cause any of the assets to break down after the effective date, save for any breakdowns in the ordinary course. Save as provided herein, all the assets are sold voetstoots and in the condition they are in on the effective date. Subject to the aforegoing, the seller agrees to maintain the assets in the condition they are in on the signature date until the closing date, fair wear and tear excepted;

14.1.1.4 the seller has maintained a register of the assets in accordance with general accepted and sound accounting practice;

14.1.1 .5 none of the assets are subject to any mortgage, debenture or notarial bond, cession or pledge or any other encumbrance, or have been purchased under any hire-purchase or suspensive sales agreement or are subject to any lease;

14.1.1.6 none of the assets is subject to any option or right of first refusal of any person;

14.1.1.7 the seller is the true and lawful owner of the immovable properties and the improvements thereon and is and will be entitled to dispose of all of the immovable properties to the purchaser in terms of this agreement;

14.1.1.8 the immovable properties are suitable for the purposes for which they are used, are used in the conduct of the business and are sufficient for the conduct of the business;

14.1.1.9 the immovable properties are served by all utilities required for the conduct of the business;

14.1.1.10 the immovable properties will comply. in every respect with all Government, Provincial and Local Authority requirements affecting them or relating to them and with the requirements in the conditions of title;

14.1.1.11 the seller has not been called upon, by any Government, Provincial, Local or other competent authority and will not be under any obligation, to make any alterations, repairs or additions to the immovable properties;

14.1.1.12 the immovable properties will only be subject to the servitudes, restrictions and encumbrances referred to in the title deeds thereof and which may apply by operation of law;

14.1.2 Goodwill and Scope of Business

at the effective date the seller will not have done or omitted to do anything which has or will:

14.1.2.1 materially prejudice the goodwill;

14.1.2.2 reduce the scope of the business;

14.1.3 The Contracts

14.1.3.1 all the contracts have been entered into under normal credit terms and are subject to payment in accordance with those terms;

14.1.3.2 there is no single contract with a customer or supplier which is of longer duration than 12 months, and the seller is not party to any unusual agreement;

14.1.3.3 the seller is not party to any contract with any of its directors or employees requiring more than one month's notice of termination, or entitling any of them to unusual compensation on termination of employment, or to participation in or entitlement to a commission on profit;

14.1.3.4 the seller is not party to any agreement which has not been entered into on an arms-length basis and on terms which are normal having regard to the nature of its business;

14.1.3.5 copies of all contracts and other documents submitted to the purchaser in connection with this agreement fully and correctly reflect all the terms and conditions thereof, are not subject to any claims for rectification, and have not been amended in any respect;

14.1.3.6 the contracts are in full force and effect and the seller is not in breach of any contract entered into between it and any other person and has complied in all material respects with its obligations under such contract. To the best of the seller's knowledge and belief, the other party(ies) to the contracts are not in default of any material obligations under such contracts;

14.1.3.7 the seller is not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the contracts to which the seller is bound as a result of any breach thereof by the seller;

14.1.3.8 the transaction provided for in this agreement does not constitute a breach of any of the seller's contractual obligations in respect of the business nor will it entitle any person to terminate any contract to which the seller is a party in respect of the business;

14.1.4 Intellectual Property Rights

14.1.4.1 to the best of the seller's knowledge, the business conducted by the seller does not infringe any patent, copyright, trade mark or other industrial property rights or any other rights of any other person and no person is entitled to an order requiring the seller to change its name or its trading style, or any of the marks and designs applied by it to its products; and

14.1.4.2 the seller has the right to use the patents and trademarks listed in annexure B;

14.1.5 Laws, Regulations, Consents, Licenses and Permits

14.1.5.1 the condition of the premises from which the business is conducted satisfies the requirements of all relevant authorities for the grant of the same trade licenses as are presently held by the seller in respect of the business on terms at least as favourable as those which apply to the seller;

14.1.5.2 all instructions which have, from time to time, been issued by any inspector appointed in terms of the Factories Act have been carried out in respect of the premises;

14.1.5.3 the seller is in possession of all consents, permits and licenses necessary for the conduct of its business and affairs, and the seller is not aware of any facts which may give rise to the cancellation of, or failure to renew, any such licenses, permits or consents or to their only being renewed subject to the imposition of onerous conditions not presently applicable thereto;

14.1.6 Labour Laws, Regulations, Determinations, Agreements and Disputes

14.1.6.1 the seller has complied with all wage determinations and industrial conciliation agreements which apply to it, its business and its employees;

14.1.6.2 the seller has complied with the grievance procedures agreed to by it with regard to grievances of and relations with its employees;

14.1.6.3 the seller has complied with the labour union recognition agreement (if any) to which it is a party;

14.1.6.4 the seller is not party to any labour disputes and is not obliged by law, agreement, judgment or order of court, to reinstate employees that have been dismissed or will be dismissed;

14.1.7 Insurance

14.1.7.1 the seller carries insurance cover in respect of the business and the assets (including the motor vehicles) against the loss arising from accident, fire, earthquake, flood, burglary, theft, employer's liability, workmen's compensation, public liability, storm damage, civil commotion, riot or political risk and loss of profits, and such insurance will continue to be effective for a period terminating not earlier than 30 days after the effective date (after which time the purchaser shall take out insurance in respect of the business); all premiums due in respect of such insurance have been paid and the seller has complied with all of the conditions to which the liability of the insurers under the policies of insurance will be subject;

14.1.7.2 the seller is not aware of any facts, matters or circumstances which may give rise to the cancellation of the policies of insurance referred to in clause 14.1.7.1 or the repudiation of any claims thereunder or to such policies not being renewed in the future or only being renewed subject to the imposition of onerous conditions not presently applicable;

14.1.8 Employment, Leave, Remuneration and Pension

14.1.8.1 no employee or official of the seller is entitled to any exceptional leave privileges, accumulated leave, payment in lieu of leave, pension or the like and none of the terms on which any employee of the business is employed (including without limitation any terms relating to compensation or benefits payable to than employee upon his retrenchment or redundancy) will have been changed since 30 May 2000;

14.1.8.2 on the closing date the seller will not in any material respect have improved the terms of employment of or remuneration payable to any of its employees from that prevailing at the signature date;

14.1.8.3 the actuarial reserve value of the BL Fund, in respect of the employees, and as at 30 September 2000, is no less than R43,585,724.00;

14.1.8.4 the current asset value of additional voluntary contributions within the BL Fund, in respect of the employees, and as at 30 September 2000 is no less than R2,660,971.65.

14.1.9 Restraint of Trade

the seller is not bound by any restraint of trade agreement

14.1.10 Warranties Regarding Books of Account

the books and records of the business are up-to-date and have been properly kept according to law and will be capable of being written up within a reasonable time;

14.1.11 Environmental Warranties

14.1.11.1 the seller complies with all conditions, limitations, obligations, prohibitions and requirements contained in any environmental legislation or regulations, by-laws, or ordinances ("environmental legislation") and the seller is not aware of any facts or circumstances which may lead to any breach of any environmental legislation including without limitation the Environmental Conservation Act and the Water Act;

14.1.11.2 no poisonous, noxious, hazardous, polluting, dangerous or environmentally harmful substances or articles have been produced, treated, kept at or deposited at the premises where the seller carries on business, or have been released or discharged from such premises and in particular no matter or thing been discharged into any public sewer or into any drain or sewer connecting the public sewer and has not contaminated the land surrounding the premises or any water;

14.1.11.3 there are no deficiencies in the waste disposal arrangements carried on at or in respect of the premises which may lead to a failure by the seller to comply with any existing environmental legislation, including without limitation, the Environmental Conservation Act and the Water Act or which will harm the environment;

14.1.11.4 there have been no disputes, claims or investigations or other proceedings pending or threatened regarding the use of the seller's premises, or the release of any substances from such premises;

14.1.11.5 there are no environmental claims, investigations or other proceedings pending or threatened against the seller in respect of the business and there is no actual or contingent liability of the seller to make good, repair, reinstate or clean up any property;

14.1.11.6 no water, whether surface or ground water, has been contaminated, polluted or the quality thereof altered in such a way that the provisions of any water law whether common law or statutory law will have been breached.

14.1.12 Other Warranties

14.1.12.1 the audited financial statements of the business as of 31 December, 1999 and unaudited financial statements of the business as of 31 May, 2000 and the related statements of income for the period then ended (the "financial statements") were prepared in accordance with the business' historic accounting practices, consistently applied, and were derived in all material respects from the books and records of the business and are complete and accurate in all material respects. The financial statements fairly present the financial position and results of operations of the business for the periods therein indicated;

14.1.12.2 annexure G sets forth the aggregate product warranty claims paid by the seller for each of the past three complete fiscal years;

14.1.12.3 except as set forth on annexure F, there is to the best of the seller's knowledge and belief, no governmental or private litigation, proceeding, claim, suit or audit of any kind whatsoever pending before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator or, to the knowledge of the seller, threatened against the seller, nor any outstanding injunction, judgement, order, decree, ruling or, to the knowledge of the seller, investigation which relates to the business or any of the assets;

14.1.12.4 save as provided in annexure F or annexure I, the seller has not granted any customer any product warranty which exceeds 12 (twelve) months.

14.1.13 Disclosure

All facts and circumstances material to this transaction and not known to the purchaser, or which would be material or would be reasonably likely to be material to a purchaser of the business have been disclosed to the purchaser. The representations and warranties in this agreement, or in any certificate delivered in connection herewith or therewith shall survive the closing date provided that no claim may be brought against the seller where the cause of action arises on or after the third anniversary of the effective date.

The purchaser shall only be entitled to terminate this agreement pursuant to a breach of any of the warranties if such breach is material and causes loss or damage to the purchaser and such loss or damage is not paid or made good by the seller.

The seller indemnifies and holds the purchaser harmless from and against any loss, damages, claims, actions, liabilities, costs or expenses (including attorneys fees and expenses) of any nature whatsoever and howsoever incurred, which are suffered or sustained by the purchaser pursuant to any breach by the seller of any of the warranties contained in this agreement. Notwithstanding the aforegoing or anything to the contrary contained in this, agreement, the seller shall not be liable for any consequential damages, and the amount of loss, damages, liabilities, costs or expenses the purchaser shall be entitled to claim from the seller arising out of or attributable to the failure of the seller to discharge any of its obligations under this agreement, any breach of any warranty, undertaking or representation in this agreement or the failure to comply with any indemnity, shall be limited to and shall not exceed the total purchase price actually paid by the purchaser to the seller in terms of this agreement.

In the event of a breach by the seller of any warranty under this agreement that also gives rise to a claim for indemnity in terms of this agreement, the purchaser shall not be entitled to claim both in respect of such breach of warranty and in respect of such indemnity.

The purchaser shall notify the seller of any claim which may be made against the seller in respect of any matters referred to in this clause 14 within a reasonable time of the purchaser becoming aware thereof, to enable the seller to take steps to contest such claim. The seller shall be entitled to contest the claim concerned and shall be entitled to control the proceedings in regard thereto, provided that:

14.5.1 the seller indemnifies the purchaser against all party and party and attorney and own client costs which may be incurred as a 'consequence of such steps and the purchaser shall be entitled to require the seller to give reasonable security against such costs;

14.5.2 the purchaser shall render reasonable assistance to the seller (at the expense of the seller) in regard to the steps taken by the seller.

Restraint

The seller acknowledges that:

15.1.1 with effect from the effective date, the purchaser will carry on the business;

15.1.2 it has acquired knowledge of and have been privy to the confidential information (as defined in 15.3.2 below), trade secrets and know-how relating to the business;

15.1.3 the use or disclosure of the trade secrets, know-how and confidential information referred to in this clause 15.1 would be of significant benefit to any competitor of the purchaser and the business and the purchaser will suffer prejudice if they or any third party makes the trade secrets, know-how or confidential information available to competitors of the purchaser or the business or if they carry on business in competition with the business.

In the circumstances, the seller acknowledges that the confidentiality and restraint undertakings referred to in this clause 15 are necessary to protect the proprietary and legitimate interests of the purchaser in the business.

For the purposes of this clause 15 the following words and phrases shall bear the meanings assigned to them in this sub-clause:

15.3.1 "competitive activity" means any activity which is the same as the business;

15.3.2 "confidential information" means:

15.3.2.1 any information in respect of know-how, processes, systems, business methods, marketing methods, promotional plans, financial models, inventions, long term plans and any other information of the business, in whatever form it may be;

15.3.2.2 all internal control systems of the business;

15.3.2.3 details of the business' financial structure and operating results;

15.3.2.4 customer and supplier lists of the business;

15.3.2.5 the contractual and financial arrangements between the business and others with whom it has business arrangements of whatsoever nature.

15.3.3 "entity" includes any association, business, close corporation, company,

concern, enterprise, firm, partnership, person, sole proprietorship, trust, undertaking, voluntary association or similar entity;

15.3.4 "the restraint period" means a period of 5 (five) years calculated from the effective date;

15.3.5 "the territory" means any territory in the world.

To protect the purchaser's interests in the business, the seller agrees that it shall not, subject to 15.7 below:

15.4.1 during the restraint period be interested or engaged, directly or indirectly, in any capacity (including but not limited to advisor, agent, consultant, director, employee, financier, manager, member of a close corporation, member of a voluntary association, partner, proprietor, shareholder, trustee) in any entity directly or indirectly engaged or interested in any competitive activity in the territory;

15.4.2 at any time disclose any confidential information other than to entities connected with the business or the purchaser who are entitled to know such confidential information or as may be required in this agreement or by law.

The seller acknowledges and agrees that:

15.5.1 the restraints imposed upon it in terms of this clause (interpreted in their widest sense as contemplated in 15.6 below) are reasonable as to subject matter, period and territory;

15.5.2 the provisions of 15.4 above shall be construed as imposing separate,

severable and independent restraints in respect of:

15.5.2.1 each of the years falling within the restraint period;

15.5.2.2 each state, province, division or council area, municipal area, magisterial district, town and locality falling within the territory;

15.5.2.3 each activity falling within the ambit of a competitive activity;

15.5.2.4 each capacity in relation to the competitive activity which they are prohibited from undertaking in terms of this clause.

The restraints set out in 15.4 shall be given the widest possible interpretation and invalidity or unenforceability of any one or combination of restraints referred to above (including the restraints interpreted in their widest cumulative senses aforesaid) shall not affect the validity and enforceability of the other restraints referred to in 15.4 or any combination of such restraints.

The purchaser acknowledges that BLZ carries on the same or a similar business as the business, under a separate division known as the "Samuel Osborn" division ("the Samuel Osborn business"). Notwithstanding anything to the contrary contained in this agreement, the purchaser hereby agrees that the restraint undertakings in this clause 15 will not apply to BLZ or the Samuel Osborn business provided it limits its activities to the territory where it conducts its business pursuant to the sublicence agreement (as amended) referred to in clause 2.1.5 above.

Boart Longyear Zimbabwe

It is recorded that:

16.1.1 BLZ carries on the Samuel Osborn business;

16.1.2 the purchaser wishes to consider acquiring the Samuel Osborn business from BLZ.

If at any time during the period from the closing date to 28 September 2002, BLZ wishes to dispose of the Samuel Osborn business, the seller agrees to notify the purchaser thereof. Subject to the prior consent of all of the shareholders of BLZ, the seller will endeavour to procure that BLZ offers to sell the Samuel Osborn business to the purchaser on and subject to terms and conditions and at a purchase price agreed between the purchaser and BLZ.

Name

Save as provided in 15.7, the seller shall cease using the trading name "Osborn" after the closing date.

Suretyship

Astec hereby binds itself to the seller as surety for and co-principal debtor in solidurn with the purchaser, for the due and proper performance by the purchaser of all of the obligations of the purchaser in terms of this agreement.

Costs

Each of the parties shall be responsible for the payment of their own legal and other costs incurred in connection with this agreement. The seller and the purchaser shall pay any fees or costs incurred in obtaining any approvals pursuant to 2.1.3 and/or 2.4 above in equal shares.

Any costs, including attorney and own client costs, incurred by either party arising out of the breach by the other party of any of the provisions of this agreement shall be borne by the party in breach.

Co-operation and Confidentiality

The parties undertake:

to co-operate and ensure that the sale and take over of the business, the assets and the ceded contracts in terms of this agreement will be effected with as little disruption as possible;

to do all such things and sign all such documents as may be necessary to give effect to the intent of this agreement;

to use their best endeavours to ensure that the good relationship which has existed between the seller and its clients and the purchaser and its clients will not be adversely affected by the implementation of this agreement;

to treat the negotiations, the content and substance of this agreement, and all other matters relating to this agreement in the strictest of confidence and not to make disclosure thereof to any party, except insofar as may be necessary to give effect to the intent of this agreement or as mutually agreed in writing.

Disputes

Any difference or dispute arising out of this agreement including (but without limiting the generality of the aforegoing):

21.1.1 the interpretation thereof;

21.1.2 the rectification thereof;

21.1.3 the effect thereof;

21.1.4 the parties' respective rights or obligations thereunder;

21.1.5 a breach thereof;

21.1.6 the termination thereof;

21.1.7 any matter arising out of the termination thereof;

shall be submitted to and decided by arbitration in the manner set out in this paragraph 21.

The arbitration referred to in 21.1 shall be held in Johannesburg in a summary manner, namely, on the basis that it shall not be necessary to observe or carry out either the strict rules of evidence or the usual formalities or procedure, that is to say, in the absence of agreement between the parties, the procedure to be followed shall be laid down by the arbitrator.

The parties shall use their best endeavours to procure that the arbitration shall be held and concluded within 15 days after it is demanded.

The arbitrator shall be, if the question in issue is:

21.4.1 primarily an accounting matter, an independent accountant associated with an internationally recognized accounting firm of not less than 5 years' standing; or

21.4.2 primarily a legal matter or any other matter, a practicing attorney of not less than 5 years' standing;

agreed upon between the parties and, failing agreement, appointed on the application of either party, in the case of 21.4.1 being applicable, by the President for the time being of the South African Institute of Chartered Accountants, or in the case of 21.4.2 being applicable, by the President for the time being of the Transvaal Law Society.

If agreement cannot be reached within 3 days after the arbitration has been demanded as to whether the question in issue falls under 21.4.1 or 21.4.2, then the matter shall be deemed to fall under 21.4.2.

The arbitrator shall be entitled to consult such persons as he may deem necessary to reach a just and equitable conclusion and the parties to the dispute shall have no right to be present during such consultation or to be made aware thereof. The arbitrator shall be entitled to investigate or cause to be investigated any matter, fact or things which he considers necessary or desirable in connection with any matter referred to him for decision, and for that purpose shall have the widest possible powers of investigating all the books and records of the parties affected by the dispute, including the right to the fullest inspection of the same by him or by his duly authorized representative(s) and the right to take copies or make extracts therefrom and to have the same produced and/or delivered to any reasonable place required by him for the aforesaid purpose and shall have the right to interview and question under oath any affected party or their directors or officers or employees or agents and/or to call for written submissions by any affected party and/or their directors or officers or employees or agents.

The arbitrator shall not be bound to follow strict principles of law, but may decide the matters submitted to him according to what he considers just and equitable in the circumstances, and, therefore, the strict rules of law need not be observed or be taken into account by him in arriving at his decision.

The arbitrator shall be entitled to make such award, including an award for specific damages and the costs of the arbitration or to grant such interdict, damages or penalty or penalties or otherwise as he in his discretion may deem fit and appropriate.

The arbitrator's decision shall be final and binding on all parties affected thereby,

shall be carried into effect and may be made an order of any competent court to whose jurisdiction any of the parties to the dispute is subject.

Notwithstanding the reference in this paragraph 21 to an "arbitrator," any such arbitrator shall act as an expert and not as an arbitrator and shall not, therefore, be bound by the provisions of any arbitration laws for the time being in force.

This paragraph 21 shall constitute the irrevocable consent of the parties hereto to the arbitration proceedings in terms hereof, and neither party shall be entitled to withdraw therefrom or to claim any such arbitration proceedings that it is not bound by this paragraph.

This paragraph 21 is severable from the rest of this agreement and shall therefore remain in effect even if this agreement is terminated.

Notwithstanding the aforegoing provisions of this 21, if any dispute may arise between D&T and E&Y (or the purchaser and the seller) in respect of the matters contemplated in clause 6:

21.13.1 the parties shall procure that D&T and E&Y shall refer such dispute to an independent chartered accountant agreed to by the seller and the purchaser (or if the seller and the purchaser fail to agree, by an independent chartered accountant appointed by the President for the time being of the South African Institute of Chartered Accountants), within 7 days after the dispute arises on the basis that such independent chartered accountant, in consultation with

D&T and E&Y, shall endeavour to resolve the dispute within a reasonable time;

21.13.2 any decision reached by the independent chartered accountant (who shall act as an expert and not as an arbitrator) shall be final and binding on the parties and shall be carried into effect forthwith.

Nothing contained in this paragraph 21 shall preclude either party from obtaining urgent relief in a court of competent jurisdiction where urgent relief is applicable.

Breach

Either party shall be entitled, without prejudice to its rights to claim specific performance or to claim damages, to cancel this agreement as a consequence of any material breach by the other party of any of the material provisions of this agreement and provided that such breach is incapable of being remedied by the payment of compensation or, if it is capable of being remedied by compensation, the defaulting party fails to pay the same after the amount of such payment has been finally determined, and 30 days written notice demanding such payment shall have been delivered to the defaulting party.

Miscellaneous matters

Addresses and Notices

23.1.1 For the purposes of this agreement, including the giving of notices and the serving of legal process, the parties choose domicilium citandi et executandi ("domicilium") as follows:

the seller:

physical address: Boart Longyear Corporate

4th Floor, Boart Longyear Place

20 Fredman Drive

Sandton, 2196

South Africa

Attention: Mr. Norman Gibson

telefax no: 783-2411

the purchaser:

physical address: 57 Jansen Road

Elandsfontein, 1406

South Africa

telefax no: 388-1136

Astec:

physical address: 4101 Jerome Avenue

Chattanooga, Tennessee 37407

USA

Attention:_______________________

telefax no: 423 827 1818

23.1.2 A party may at any time change that party's domicilium by notice in writing to each of the other parties, provided that the new domicilium is in the Republic of South Africa and consists of, or includes, a physical address at which process can be serviced, such new address being effective on receipt by the addressee of such written notice.

23.1.3 Any notice given in connection with this agreement shall:

23.1.3.1 be delivered by hand; or

23.1.3.2 be sent by overnight courier; or

23.1.3.3 be sent by telefax (if the domicilium includes a telefax number),

to the domicilium chosen by the party concerned.

23.1.4 A notice given as set out above shall be deemed to have been duly given:

23.1.4.1 if delivered, on the date of delivery;

23.1.4.2 if sent by telefax, on the day that the telefax is transmitted.

Entire Contract

This agreement constitutes the entire contract between the parties with regard to the matters dealt with in this agreement and no representations, terms, conditions or warranties not contained in this agreement shall be binding on the parties.

Variation and Cancellation

No agreement varying, adding to, deleting from or canceling this agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties.

Indulgences

No indulgence granted by a party shall constitute a waiver of any of that party's rights under this agreement; accordingly, that party shall not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other which may have arisen in the past or which may arise in the future.

Governing Law

This agreement shall be governed by and construed and interpreted in accordance with the laws of the Republic of South Africa and the parties irrevocably consent to a non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa. In the event of any conflict or inconsistency between the laws applicable in the various Provinces of the Republic of South Africa, the law as applied in the Province of Gauteng will prevail.

Assignment

Neither party shall be entitled to cede or assign its rights or obligations under this agreement without the prior written consent of the other party.

Terms Excluded

To the extent permissible by law, no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

Interpretation

In this agreement, unless inconsistent with the context:

23.8.1 words referring to one gender shall include a reference to the other genders;

23.8.2 words importing the singular shall include the plural and vice versa;

23.8.3 words referring to natural persons shall include companies and vice versa.

Signed at __________________________ on _________________ ______, 2000.

As witness:

___________________________ ______________________________________

for and on behalf of ANGLO OPERATIONS

LIMITED (Osborn MMD division), duly

authorized

Signed at __________________________ on _________________ ______, 2000.

As witness:

___________________________ ______________________________________

for and on behalf of HIGH MAST

PROPERTIES 18 (PROPRIETARY)

LIMITED, duly authorized

Signed at __________________________ on _________________ ______, 2000.

As witness:

___________________________ ______________________________________

for and on behalf of ASTEC INDUSTRIES, INC., duly authorized